AMENDED & RESTATED ARTICLES OF INCORPORATION

                                       OF

                              RL ACQUISITION, INC.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the corporation is RL ACQUISITION, INC.

SECOND: The Board of Directors of the corporation duly adopted the following resolutions on May 5, 2003:

                  RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed, the capital stock and the total number of shares with par be increased, and that the entire text of the Articles of Incorporation of the Corporation be amended and restated to read as set forth on Exhibit A-1 attached hereto and made a part hereof; and

                  FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the Corporation and by Nevada Revised Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments and restatement by a consent in writing signed by them; and

                  FURTHER RESOLVED, that, in the event that the said stockholders shall adopt the aforesaid proposed amendments and restatement by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President and by its Secretary a certificate setting forth the said amendments and restatement and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD: The total number of outstanding shares having voting power of the corporation is 100, and the total number of votes entitled to be cast by the holder of all of said outstanding shares is 100.

FOURTH: At a meeting of the stockholders held on June 25, 2004, notice of which was duly given, the amendments and restatement herein certified were adopted by the holders of 100 shares, which constitutes a majority of all the voting power of the holders of shares having voting power.

Executed on June 25, 2004.
                                        RL ACQUISITION, INC.


                                        /s/Aaron Dobrinsky
                                        ----------------------------------------
                                        Aaron Dobrinsky
                                        Chief Executive Officer


                                        /s/ Frank Elenio
                                        ----------------------------------------
                                        Frank Elenio
                                        Secretary

STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF NASSAU               )

      On 6/25/04, personally appeared before me, a Notary Public, for the State and County aforesaid, Aaron Dobrinsky, as Chief Executive Officer of RL Acquisition, Inc., who acknowledged that he executed the above instrument.

                                        /s/ Ellen A. Bissett
                                        ----------------------------------------
                                        Notary Public


Ellen A. Bissett
Notary Public, State of New York
No. 02B15074689
Qualified in Nassau County
Commission Expires March 17, 2007

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NASSAU             )

      On 6/25/04, personally appeared before me, a Notary Public, for the State and County aforesaid, Frank Elenio, as Secretary of RL Acquisition, Inc., who acknowledged that he executed the above instrument.


                                         /s/ Ellen A. Bissett
                                        ----------------------------------------
                                         Notary Public


Ellen A. Bissett
Notary Public, State of New York
No. 02B15074689
Qualified in Nassau County
Commission Expires March 17, 2007


                                   EXHIBIT A-1

                            ARTICLES OF INCORPORATION

                                       OF

                                 ROOMLINX, INC.

      Article First of the Certificate of Incorporation is hereby amended as follows:

      FIRST: The name of the corporation is ROOMLINX, INC. (the "Corporation").

      SECOND: The Corporation's resident agent shall be National Registered Agents, inc, of NV at 1000 East William Street, Suite 204, Carson City, Nevada 89701.

      Article Third of the Certificate of Incorporation is hereby amended as follows:

      THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 250,000,000 shares. These shares are divided into 245,000,000 common shares with $.001 par value and 5,000,000 preferred shares with $.20 par value.

      PART I. PREFERRED STOCK TERMS

      Section 1. Designation and Amount. The designation of the class of preferred shares is "Class A Preferred Stock."

      Section 2. Dividends. When and as declared by the Corporation's Board of Directors and to the extent permitted under Chapter 78 of the Nevada Revised Statutes ("NRS"), the holders of the Class A Preferred Stock shall be entitled to receive, and the Corporation shall pay on those shares, fixed cumulative dividends at an annual rate of nine (9%) percent in arrears for each share and no more, payable in cash or Class A Preferred Stock at the option of the Board of Directors. Class A Preferred Stock Dividends, when and if declared, shall be paid at the rate of one (1) share of Class A Preferred Stock for each twenty (.$20) cents of dividend declared. This right to receive and obligation to pay shall arise as, if, and when declared by the Board of Directors from the funds of the Corporation properly available for the payment of dividends in any fiscal year. Dividends in arrears as of June 30, 2004 were $75,000. Commencing on July 1, 2004, these dividends shall continue to accrue annually in arrears. Dividends on the Class A Preferred Stock shall be cumulative from the original issue of each share of the Class A Preferred Stock to the extent not paid, whether earned or not earned. No dividends or other distributions in any fiscal year shall be declared or paid on, nor shall there be a redemption of, the common shares of the Corporation or any shares of the Corporation that rank lower in priority to the Class A Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends provided for in this Section 2 have been paid, or have been declared and funds set aside for the payment thereof.

      Section 3. Participation in Assets on Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Class A Preferred Stock shall be entitled to be paid the amount of twenty ($.20) cents for each share, together with all accrued and unpaid dividends on the shares, and no more, before any distribution to the holders of common shares or any other shares of the Corporation ranking lower in priority to the Class A Preferred Stock with respect to distribution on liquidation.

      Section 4. Redemption at Corporation's Option. The Corporation shall have the right, at its option, and on notice as provided for in this Section 4, to redeem at any time all or any portion of the Class A Preferred Stock at a price of twenty ($.20) cents for each share, together with all accrued and unpaid dividends on those shares. In all cases of redemption of the Class A Preferred Stock, thirty (30) days advance written notice of the redemption shall be given by the Corporation through registered mail addressed to the shareholders whose shares are to be redeemed at their respective addresses appearing in the books of the Corporation. If notice is given and if on or before the date set for redemption the Corporation shall have set aside all funds necessary for the redemption, then on and after the date set for redemption all of these shares shall no longer be outstanding, all dividends on these shares shall cease to accrue, and all rights of the holders of these shares shall terminate, except for the right to receive the amount payable on redemption of the shares, without interest, on the surrender of the certificate representing the shares. Funds necessary for redemption shall be considered to be set aside only if they are held separate and apart from other corporate funds in trust for the benefit of the holders of the shares with respect to which the notice of redemption is given. If only a portion of the Class A Preferred Stock is redeemed, the shares to be redeemed shall be selected by lot.

      Section 5: Voting Rights. The holders of shares of the Class A Preferred Stock shall not be entitled to vote at, or receive notices of, any meeting of the shareholders of the Corporation, except as required under the Nevada Revised Statutes, Title 7, Chapter 78.

      PART II. POWER OF BOARD OF DIRECTORS TO AMEND CERTIFICATE OF INCORPORATION

         The Board of Directors may, at any time or from time to time, (a) divide any or all of the preferred shares into classes or series; (b) determine for any class or series established by the Board, its designation, number of shares, and relative rights, preferences, and limitations; (c) change the designation, number of shares, relative rights, preferences or limitations of the shares of any class or series established by the Board, no shares of which have been issued; and (d) cause to be executed and filed without further approval of the shareholders of this Corporation, any amendment or amendments to this Certificate of Incorporation as may be required to accomplish any of these amendments. In particular, but without limiting the generality of the above authority, the Board shall have authority to determine the following concerning preferred stock established by the Board:

      (1) A distinctive designation for each class or series and the number of shares which shall constitute each class or series;

      (2) The dividend rate or rates on shares of the series, any restrictions, limitations, or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the date or dates on which dividends, if declared, shall become payable.

      (3) Whether the shares of the series shall be redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed;

      (4) Whether the shares of the class or series are entitled to retirement or sinking fund for the purchase or redemption of such shares, and the amount and terms of such fund;

      (5) The rights of the holders of shares of the series in the event of a liquidation, dissolution, or the winding up of the Corporation;

      (6) Whether the shares of the series shall be convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate, or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible;

      (7) The extent of any voting powers of the shares of the series;

      (8) Whether the shares of the class or series are to be prior, equal or junior, to the shares of any other class or series in any respect;

      (9) Any other preferences, qualifications, privileges, options, and other related or special rights and limitations of the class or series.

      Article Fourth of the Certificate of Incorporation is hereby amended as follows:

      FOURTH: The number of directors constituting the Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. At any time during the year, at the discretion of the Board of Directors, the Board of Directors shall have the authority to increase the total number of Directors within the above range by special meeting of the Board of Directors. The Board of Directors of the Corporation as of the date of the filing of these Articles shall consist of five (5) Directors and shall be comprised of the following individuals:

    Name                      Address
    ----                      -------
Peter A. Bordes, Jr.       401 Hackensack Ave., 3rd Floor, Hackensack, New Jersey 07601

Aaron Dobrinsky            401 Hackensack Ave., 3rd Floor, Hackensack, New Jersey 07601

Frank Elenio               401 Hackensack Ave., 3rd Floor, Hackensack, New Jersey 07601

Herbert I. Hunt III        401 Hackensack Ave., 3rd Floor, Hackensack, New Jersey 07601

Robert P. Lunde            401 Hackensack Ave., 3rd Floor, Hackensack, New Jersey 07601

      FIFTH: No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The Corporation shall have the authority to indemnify any Corporate Agent against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, with respect to which the Corporate Agent is a party, or is threatened to be made a party, to the fullest extent permitted by the Nevada General Corporations Law. The indemnification provided in this subparagraph shall not be deemed exclusive of any other right, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a Corporate Agent may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in that Corporate Agent's official capacity and as to action in another capacity. However, no indemnification shall be made to any Corporate Agent if a judgment or other final adjudication establishes that the Corporate Agent engaged in conduct that
(1) breached a duty of loyalty to the Corporation or its shareholders, (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or
(4) resulted in the receipt by the Agent of an improper personal benefit. Conduct breaching the duty of loyalty is conduct that a person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest. These indemnification rights shall inure to the benefit of the heirs, executors, and administrators of the Corporate Agent. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any liability asserted against the Corporate Agent, whether or not the Corporation would have the power to indemnify the Corporate Agent against the liability under the foregoing provisions. A "Corporate Agent" of the Corporation shall be any person who is or was a director, officer, employee or agent of this Corporation or of any constituent Corporation absorbed by this Corporation in a consolidation or merger, and other persons serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, or other enterprise.

      IN WITNESS WHEREOF, the undersigned have signed their names to these Amended and Restated Articles of Incorporation and affirm that the statements herein are true under the penalties of perjury this 25th day of June, 2004.


                                        /s/ Aaron Dobrinsky
                                        ----------------------------------------
                                        Aaron Dobrinsky
                                        Chief Executive Officer


                                        /s/ Frank Elenio
                                        ----------------------------------------
                                        Frank Elenio
                                        Secretary